Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Appoints Dr. Barry Greenberg, Johns Hopkins University School of Medicine, to its Scientific Advisory Board

Vancouver, BC – October 22, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announced the appointment of Dr. Barry Greenberg, to its Scientific Advisory Board. Dr. Greenberg is the Director of the Alzheimer’s Disease Translational Center and an Associate Professor in the Department of Neurology at the Johns Hopkins University School of Medicine.

Dr. Eric Hsu, InMed’s Senior Vice President of Preclinical Research and Development, stated, “Dr. Barry Greenberg’s commitment to Alzheimer’s and dementia research has been instrumental in developing strategies to delay the onset and progression of the disease. His four decades of Alzheimer’s disease research has also contributed to improved clinical practices and the advancement of new treatments. We are fortunate to have Dr. Greenberg join our Scientific Advisory Board where his expertise and guidance will be invaluable as we advance our INM-901 drug candidate towards human clinical trials in Alzheimer’s disease.”

Biography of Barry Greenberg, PhD

Barry Greenberg is an Associate Professor in the Department of Neurology and Director of the Alzheimer’s Disease Translational Center at the Johns Hopkins University School of Medicine. Dr. Greenberg has been involved in Alzheimer’s disease (“AD”) research and drug discovery since 1985, holding a series of positions internationally in the US, Sweden and Canada. He was part of a drug discovery team at AstraZeneca leading over 50 individuals from eight departments. He later led the preclinical biology research program at Neurochem, Inc. in Québec as Senior Director of Pharmacology. Dr. Greenberg moved to the University Health Network in Toronto in 2008, as Director of Neuroscience Drug Discovery and Development, where he was responsible for the conceptualization and leadership as Strategy Director of the Toronto Dementia Research Alliance, a collaborative alliance across five research institutes. Additionally, he served as Chair of the National Institute on Aging’s international committee, which was charged with strategizing the future structure of the Alzheimer’s Disease Research Center (“ADRC”) network. Dr. Greenberg moved to Johns Hopkins in 2018 to lead the development of an AD Translational Center, with the objective of integrating basic and clinical research to enable the development of effective therapies that will delay or prevent AD at its earliest stages. He has been involved with the Johns Hopkins ADRC since that time, as a member of its Executive Committee and Co-Leader of its Research Education Component. He serves on several committees and advisory boards for NIA-funded initiatives focused on genetics, model development and clinical trials in AD, and is Editor-in-Chief of the journal “Alzheimer’s & Dementia: Translational Research and Clinical Interventions.”

Barry Greenberg’s Publications

https://pure.johnshopkins.edu/en/persons/barry-greenberg

About InMed’s INM-901 for the potential treatment of Alzheimer’s disease

INM-901 is a small molecule drug candidate being developed as a potential treatment of Alzheimer’s disease. INM-901 demonstrates multiple pharmacological effects in preclinical studies including neuroprotective effects, an ability to extend the length of neurites which is important for brain cell-to-cell communication, as well as a reduction in neuroinflammation. These preclinical studies were conducted in well-characterized study models of Alzheimer’s disease.

Learn more about InMed’s INM-901 program:

https://www.inmedpharma.com/pharmaceutical/inm-901-for-alzheimers-disease/

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: Appointing Dr. Barry Greenberg to InMed’s Scientific Advisory Board ;the efficacy of INM-90; INM-901’s ability to treat AD and advancing our INM-901 drug candidate towards human clinical trials.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.